Exhibit 8.1

August 5, 2011

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $1,992,000 aggregate face amount of Medium-Term Notes, Series K, Notes linked to the S&P 500® Index due February 6, 2015 as described in the Company’s Pricing Supplement No. 103 dated July 29, 2011 (“Pricing Supplement 103”) to Product Supplement No. 1 dated April 23, 2010, the Prospectus Supplement dated April 23, 2010 (“the Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”), contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $1,568,000 aggregate face amount of Medium-Term Notes, Series K, Notes linked to the iShares® MSCI Emerging Markets Index Fund due February 6, 2015 as described in the Company’s Pricing Supplement No. 104 dated July 29, 2011 (“Pricing Supplement 104”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iii) $4,119,000 aggregate face amount of Medium-Term Notes, Series K, Notes linked to a Global ETF Basket due February 5, 2016 as described in the Company’s Pricing Supplement No. 105 dated July 29, 2011 (“Pricing Supplement 105”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iv) $687,000 aggregate face amount of Medium-Term Notes, Series K, Notes linked to the iShares® MSCI EAFE Index Fund due February 6, 2015 as described in the Company’s Pricing Supplement No. 106 dated July 29, 2011 (“Pricing Supplement 106”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (v) $15,111,000 aggregate face amount of Medium-Term Notes, Series K, Notes linked to the Dow Jones – UBS

Commodity IndexSM due February 7, 2018 as described in the Company’s Pricing Supplement No. 107 dated July 29, 2011 (“Pricing Supplement 107”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement, (vi) $3,621,000 aggregate face amount of Medium-Term Notes, Series K, Notes linked to the iShares® Dow Jones U.S. Real Estate Index Fund due February 6, 2015 as described in the Company’s Pricing Supplement No. 108 dated July 29, 2011 (“Pricing Supplement 108”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (vii) $4,502,000 aggregate face amount of Medium-Term Notes, Series K, Notes linked to a Global ETF Basket due February 5, 2016 as described in the Company’s Pricing Supplement No. 109 dated July 29, 2011 (“Pricing Supplement 109”) to Product Supplement No. 5 dated June 17, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, and (viii) $4,329,000 aggregate face amount of Medium-Term Notes, Series K, Notes linked to a Commodity Basket due August 7, 2015 as described in the Company’s Pricing Supplement No. 110 dated July 29, 2011 (“Pricing Supplement 110”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the headings “Tax Consequences” in Pricing Supplements 103, 104, 105, 106, 108 and 109 and “United States Federal Income Tax Considerations” in Pricing Supplements 107 and 110.

We hereby consent to the reference to us under the headings “Tax Consequences” in Pricing Supplements 103, 104, 105, 106, 108 and 109 and “United States Federal Income Tax Considerations” in Pricing Supplements 107 and 110 and the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP